Exhibit (j)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm under the captions “Financial Highlights” in each Prospectus and “Definitions” and “Independent Registered Public Accounting Firm, Reports to Shareholders and Financial Statements” in each Statement of Additional Information, each dated October 1, 2026, and each included in the Post-Effective Amendment No. 533 to the Registration Statement (Form N-1A No. 333-170122) of DBX ETF Trust (the “Registration Statement”).

We also consent to the incorporation by reference of our report dated July 27, 2026 with respect to the financial statements and financial highlights of Xtrackers Harvest CSI 300 China A-Shares ETF, Xtrackers Harvest CSI 500 China A-Shares Small Cap ETF, Xtrackers MSCI Emerging Markets Hedged Equity ETF, Xtrackers MSCI EAFE Hedged Equity ETF, Xtrackers MSCI Japan Hedged Equity ETF, Xtrackers MSCI Europe Hedged Equity ETF, Xtrackers MSCI All World ex US Hedged Equity ETF, Xtrackers MSCI EAFE High Dividend Yield Equity ETF, Xtrackers MSCI Eurozone Hedged Equity ETF, Xtrackers International Real Estate ETF, Xtrackers US Green Infrastructure Select Equity ETF, Xtrackers Cybersecurity Select Equity ETF, Xtrackers Semiconductor Select Equity ETF, Xtrackers US National Critical Technologies ETF, Xtrackers Artificial Intelligence and Big Data ETF, Xtrackers US 0-1 Year Treasury ETF and Xtrackers Nifty 500 India ETF (17 of the funds constituting DBX ETF Trust) included in the Certified Shareholder Report of Registered Management Investment Companies (Form N-CSR) for the year ended May 31, 2026, into this Registration Statement, filed with the Securities and Exchange Commission.

/s/ Ernst & Young, LLP

New York, New York

September 25, 2026